Exhibit 99.1

Contact:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464
Goldleaf Financial Services, Inc. Announces Closing of
Secondary Offering and Recapitalization
Brentwood, Tenn. (October 11, 2006) — Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a leading provider of a suite of technology based products and services to community financial institutions, today announced that it has closed on a secondary offering of 10,000,000 shares of the its common stock at a price of $5.50 per share. The company used the offering proceeds to retire debt and to fund a recapitalization in which the company will redeem all of the Company’s preferred stock. Following the offering and the recapitalization, the Company will have 15,508,120 shares of common stock outstanding and no shares of preferred stock outstanding.
Prior to the redemption and recapitalization, The Lightyear Fund, L.P. held approximately 55% of the voting control of the company through warrants attached to the preferred stock held by The Lightyear Fund and the company was considered a controlled company under Nasdaq rules. Because the company has redeemed the preferred stock and has recapitalized the warrants held by The Lightyear Fund into approximately 14.9% of the company’s common stock, the company will no longer be considered a controlled company.
Lynn Boggs, Goldleaf’s President and Chief Executive Officer said, “The closing of this offering and the recapitalization of the company are major steps in our strategic plan. We look forward to continuing to execute our business plan and to adding value for our stockholders.”
The underwriting was led by Friedman, Billings, Ramsey & Co., Inc., with JMP Securities LLC and D.A. Davidson & Co. as co-managers.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. offers a comprehensive package of advanced technology-based solutions specifically designed for community financial institutions. Our solutions include core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation systems, turn-key leasing solutions, financial institution website design and hosting, and retail inventory management. Goldleaf believes its suite of products and services allows financial institutions and their small- to medium-sized business customers to compete more effectively in today’s aggressive financial services marketplace, to grow their trusted financial relationships and to enhance their profitability through the efficient use of technology and an expanded community presence.
For more information about Goldleaf Financial Solutions, or its line of products for financial institutions, please visit www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the closing of the company’s public offering as anticipated. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2005. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.